UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2005

SPINNAKER EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16009	76-0560101
(Commission File Number)	(IRS Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2005, Spinnaker Exploration Company (“Spinnaker”), Norsk Hydro ASA (“Hydro”), Norsk Hydro E&P Americas, L.P. (“Hydro Americas”) and Harald Acquisition Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Spinnaker (the “Merger”), with Spinnaker continuing after the Merger as the surviving corporation and an indirect wholly owned subsidiary of Hydro. At the effective time of the Merger, each issued and outstanding share of Spinnaker common stock will be converted into the right to receive $65.50 in cash.

The Merger is conditioned upon, among other things, receipt of necessary approvals under applicable antitrust laws and other relevant regulatory authorities, approval by the holders of a majority of Spinnaker common stock and other customary closing conditions. In the event of a termination of the Merger Agreement under certain circumstances, Spinnaker may be required to pay Hydro Americas a termination fee as set forth in the Merger Agreement.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, Warburg Pincus Ventures, L.P. and Roger L. Jarvis (Spinnaker’s President and Chief Executive Officer) entered into a Stockholders’ Agreement with Hydro Americas (the “Stockholders’ Agreement”) providing that, while the Merger Agreement is in effect, their shares will be voted in favor of adopting the Merger Agreement, against any action or agreement that would result in a breach in any material respect of any covenant or any other obligations or agreement of Spinnaker under the Merger Agreement or of any representation or warranty of Spinnaker in the Merger Agreement, and against any proposal made in opposition to or in competition with the Merger. The shares subject to the Stockholders’ Agreement represent approximately 20% of Spinnaker’s issued and outstanding shares. A copy of the Stockholders’ Agreement is attached as Exhibit A to the Merger Agreement filed herewith.

In addition, Mr. Jarvis and Merger Sub entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Jarvis will provide certain consulting services to the surviving corporation for a period of twelve months commencing upon the effective date of the Merger. A copy of the Consulting Agreement is attached as Exhibit B to the Merger Agreement filed herewith.

Spinnaker will file a proxy statement and other documents regarding the proposed transaction described above with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPINNAKER AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to stockholders of Spinnaker seeking their approval of the transaction. Investors and stockholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Spinnaker with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Robert M. Snell, Vice President, Chief Financial Officer and Secretary at (713) 759-1770.

Spinnaker’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the stockholders of Spinnaker in

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connection with the proposed transaction. Certain directors and executive officers of Spinnaker may have interests in the merger, including acceleration of vesting of stock options and restricted stock and as a result of holding options or shares of Spinnaker common stock generally. Information about Spinnaker’s directors and officers can be found in Spinnaker’s Proxy Statements and Annual Reports on Form 10-K filed with the Securities and Exchange Commission. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.

Item 8.01 Other Events.

On September 19, 2005, Spinnaker issued a press release announcing Spinnaker’s entry into the Merger Agreement, a copy of which press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit Title
2.1	Agreement and Plan of Merger among Norsk Hydro ASA, Norsk Hydro E&P Americas, L.P., Harald Acquisition Corp. and Spinnaker Exploration Company, dated as of September 18, 2005 *

99.1	Press Release dated September 19, 2005.

*	Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Spinnaker will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date: September 19, 2005	By:	/s/ JEFFREY C. ZARUBA
	Name:	Jeffrey C. Zaruba
	Title:	Vice President, Treasurer and
Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit Title
2.1	Agreement and Plan of Merger among Norsk Hydro ASA, Norsk Hydro E&P Americas, L.P., Harald Acquisition Corp. and Spinnaker Exploration Company, dated as of September 18, 2005 *

99.1	Press Release dated September 19, 2005.

*	Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Spinnaker will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.